Exhibit 23.2

Consent of Howard G. Coopersmith

I consent to the use by North American Minerals Group Inc. (the “Company”) in connection with its Registration Statement on Form F-1 and related prospectus, and any amendments thereto, for the registration of its Common Shares in the United States with the Securities and Exchange Commission (the “Registration Statement”), of the technical report entitled “Technical Report on the Northern Colorado Diamond Project, Larimer County, Colorado, USA,” dated October 1, 2007 (the “Technical Report”) and any amendments thereto, and all information derived from the Technical Report. I also consent to all references to the firm Coopersmith and Associates and I in the prospectus contained in such Registration Statement, including under the heading “Experts.”

I hereby certify that I have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Registration Statement derived from the Technical Report or that such disclosure contains any misrepresentation of the information contained in the Technical Report.

/s/ H.G. Coopersmith
H.G. Coopersmith, P.Geo
Coopersmith and Associates

January 6, 2009